                                                                       EXHIBIT 2





                          AGREEMENT AND PLAN OF MERGER

                                       OF

                     SOUTHTRUST BANK OF NORTHEAST FLORIDA,

                              NATIONAL ASSOCIATION

                                      AND

                           CITIZENS BANK OF MACCLENNY

                                  JOINED IN BY

                          SOUTHTRUST OF FLORIDA, INC.

                                      AND

                             SOUTHTRUST CORPORATION

                                                            ARTICLE I

                                                            THE MERGER
         Section 1.1              Constituent Corporations; Consummation of Merger; Closing Date  . . . . . . . . . . A-2
         Section 1.2              Effect of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-3
         Section 1.3              Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-4

                                                            ARTICLE II

                                            CONVERSION OF CONSTITUENTS' CAPITAL SHARES

         Section 2.1              Manner of Conversion of Citizens Shares . . . . . . . . . . . . . . . . . . . . . . A-4
         Section 2.2              Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-6
         Section 2.3              Effectuating Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-6
         Section 2.4              Laws of Escheat . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         Section 2.5              Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8

                                                           ARTICLE III

                                            REPRESENTATIONS AND WARRANTIES OF CITIZENS

         Section 3.1              Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
         Section 3.2              Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
         Section 3.3              Financial Statements; Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . A-9
         Section 3.4              Loan Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
         Section 3.5              Certain Loans and Related Matters . . . . . . . . . . . . . . . . . . . . . . . .  A-10
         Section 3.6              Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         Section 3.7              Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         Section 3.8              Broker's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         Section 3.9              Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . .  A-12
         Section 3.10             Legal Proceedings; Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         Section 3.11             Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         Section 3.12             Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         Section 3.13             Title and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         Section 3.14             Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         Section 3.15             Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         Section 3.16             Commitments and Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
         Section 3.17             Regulatory and Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . .  A-16
         Section 3.18             Registration Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         Section 3.19             State Takeover Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         Section 3.20             Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         Section 3.21             Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         Section 3.22             Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         Section 3.23             Transactions with Management  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
         Section 3.24             Proxy Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
         Section 3.25             Deposit Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
         Section 3.26             Untrue Statements and Omissions . . . . . . . . . . . . . . . . . . . . . . . . .  A-18

                                                            ARTICLE IV

                                                REPRESENTATIONS AND WARRANTIES OF
                                                  SOUTHTRUST, ST-FL AND ST-BANK

         Section 4.1              Organization and Related Matters of SouthTrust  . . . . . . . . . . . . . . . . .  A-18
         Section 4.2              Organization and Related Matters of ST-FL . . . . . . . . . . . . . . . . . . . .  A-19
         Section 4.3              Organization and Related Matters of ST-Bank . . . . . . . . . . . . . . . . . . .  A-19
         Section 4.4              Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         Section 4.5              Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         Section 4.6              Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         Section 4.7              Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . .  A-21
         Section 4.8              Legal Proceedings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 4.9              Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 4.10             Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 4.11             Accounting, Tax, Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 4.12             Proxy Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 4.13             No Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         Section 4.14             Untrue Statements and Omissions . . . . . . . . . . . . . . . . . . . . . . . . .  A-22

                                                        ARTICLE V

                                                 COVENANTS AND AGREEMENTS

         Section 5.1              Conduct of the Business of Citizens . . . . . . . . . . . . . . . . . . . . . . .  A-23
         Section 5.2              Current Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
         Section 5.3              Access to Properties; Personnel and Records . . . . . . . . . . . . . . . . . . .  A-25
         Section 5.4              Approval of Citizens Shareholders . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         Section 5.5              No Other Bids . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         Section 5.6              Notice of Deadlines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         Section 5.7              Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         Section 5.8              Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         Section 5.9              Compliance Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         Section 5.10             Exemption Under Anti-Takeover Statutes  . . . . . . . . . . . . . . . . . . . . .  A-27

                                                        ARTICLE VI

                                           ADDITIONAL COVENANTS AND AGREEMENTS

         Section 6.1              Best Efforts; Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         Section 6.2              Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         Section 6.3              Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         Section 6.4              Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 6.5              Current Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 6.6              Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         Section 6.7              Reservation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29

                                                       ARTICLE VII

                                               MUTUAL CONDITIONS TO CLOSING

         Section 7.1              Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 7.2              Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 7.3              Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 7.4              Proxy Statement and Registration Statement  . . . . . . . . . . . . . . . . . . .  A-30

                                                       ARTICLE VIII

                              CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST, ST-FL AND ST-BANK

         Section 8.1              Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         Section 8.2              Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         Section 8.3              Certificate Representing Satisfaction of Conditions . . . . . . . . . . . . . . .  A-31
         Section 8.4              Absence of Adverse Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         Section 8.5              Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         Section 8.6              Consents Under Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         Section 8.7              Material Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         Section 8.8              Matters Relating to Employment Agreements . . . . . . . . . . . . . . . . . . . .  A-32
         Section 8.9              Outstanding Shares of Citizens  . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
         Section 8.10             Dissenters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
         Section 8.11             Certification of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
         Section 8.12             No Increase in Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32

                                                        ARTICLE IX

                                          CONDITIONS TO OBLIGATIONS OF CITIZENS

         Section 9.1              Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
         Section 9.2              Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
         Section 9.3              Certificate Representing Satisfaction of Conditions . . . . . . . . . . . . . . .  A-32
         Section 9.4              Absence of Adverse Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         Section 9.5              Consents Under Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         Section 9.6              Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         Section 9.7              SouthTrust Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         Section 9.8              Price Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         Section 9.9              Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33


                                                        ARTICLE X

                                            TERMINATION, WAIVER AND AMENDMENT

         Section 10.1             Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         Section 10.2             Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         Section 10.3             Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         Section 10.4             Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         Section 10.5             Non-Survival of Representations and Warranties  . . . . . . . . . . . . . . . . .  A-35

                                                        ARTICLE XI

                                                      MISCELLANEOUS

         Section 11.1             Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         Section 11.2             Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
         Section 11.3             Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         Section 11.4             Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         Section 11.5             Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         Section 11.6             Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         Section 11.7             Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         Section 11.8             Persons Bound; No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         Section 11.9             Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         Section 11.10            Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         Section 11.11            Construction of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38





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

                          AGREEMENT AND PLAN OF MERGER
                                       OF
           SOUTHTRUST BANK OF NORTHEAST FLORIDA, NATIONAL ASSOCIATION
                                      AND
                           CITIZENS BANK OF MACCLENNY
                                  JOINED IN BY
                          SOUTHTRUST OF FLORIDA, INC.
                                      AND
                             SOUTHTRUST CORPORATION



                 This AGREEMENT AND PLAN OF MERGER, dated as of the 26th day of October, 1995 (this "Agreement"), by and between SouthTrust Bank of Northeast Florida, National Association, a national banking association ("ST-Bank"), and Citizens Bank of Macclenny, a Florida banking corporation ("Citizens"), and joined in by SouthTrust of Florida, Inc., a Florida corporation ("ST-FL"), and SouthTrust Corporation, a Delaware corporation ("SouthTrust").


                                WITNESSETH THAT:


                 WHEREAS, ST-FL wishes to acquire the assets and business of Citizens in exchange for stock of SouthTrust, the parent corporation of ST-FL, in a transaction that qualifies as a reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986 (the "Code");

                 WHEREAS, ST-FL desires to effect such acquisition through its wholly-owned subsidiary, ST-Bank, by causing Citizens to be merged with and into ST-Bank;

                 WHEREAS, ST-FL has directed, adopted and approved, the acquisition of the assets and business of Citizens through the wholly-owned subsidiary of ST-FL, ST-Bank;

                 WHEREAS, the respective Boards of Directors of ST-Bank and Citizens deem it in the best interests of ST-Bank and of Citizens, respectively, and of their respective shareholders, that ST-Bank and Citizens merge pursuant to this Agreement (the "Merger");

                 WHEREAS, the Boards of Directors of ST-Bank and Citizens have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the State of Florida and the United States; and

                 WHEREAS, SouthTrust, on behalf of and as the sole shareholder of ST-FL, will deliver, or cause to be delivered, to the shareholders of Citizens the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that Citizens will be merged with and into ST-Bank and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of Citizens, par value $100.00 per share, into shares of common stock of SouthTrust, par value of $2.50 per share, shall be as hereinafter set forth.



                                   ARTICLE I

                                   THE MERGER


         Section 1.1 Constituent Corporations; Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, Citizens shall be merged with and into ST-Bank (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to Sections 655.412 and 658.40 through 658.45 of the Florida Code and 12 U.S.C. Section 215a and ST-Bank shall be the surviving corporation (sometimes hereinafter referred to as "Surviving

Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which the Merger is deemed effective by each of the Office of the Comptroller Department of Banking and Finance of the State of Florida and the Office of the Comptroller of the Currency (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and Citizens, the Effective Time of the Merger shall occur on the 10th business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated under the Merger Agreement and (ii) the date on which the shareholders of Citizens, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement, or such other time as the parties may agree. As used in this Agreement, "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board) (the "OTS"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties, including the Office of the Comptroller Department of Banking and Finance of the State of Florida (the "Department"), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                          (b)     The closing of the Merger (the "Closing")
shall take place at the principal offices of Citizens at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                          (c)     The main office of Citizens is located at 32
Fifth Street North, Macclenny, Florida. The main office of ST-Bank is located at 1301 River Place Boulevard, Jacksonville, Florida 32207, and in addition, ST-Bank has branches located at the addresses set forth in Disclosure Schedule 1.1(c) hereto.

                          (d)     The proposed main office of the Surviving
Corporation shall be located at 1301 River Place Boulevard, Jacksonville, Florida 32207. The branch offices of the Surviving Corporation shall be each existing branch office of ST-Bank and the existing main and branch office of Citizens.

                          (e)     From and after the Effective Time of the
Merger, until replaced pursuant to applicable laws and under the provisions of the Articles of Association and Bylaws of the Surviving Corporation, the persons who shall serve as directors and executive officers, as the case may be, of the Surviving Corporation shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, and such additional persons as SouthTrust, or ST-FL may, at or prior to the Effective Time of the Merger, designate in writing.

                          (f)     After the Effective Time of the Merger, the
Surviving Corporation shall have 525,800 shares of Common Stock, par value $20.00 per share ("ST-Bank Common Stock"), authorized, 525,800 shares of which shall be issued and outstanding and no shares of which shall be held as treasury stock. The total amount of capital stock of the Surviving Corporation shall be $1,051,600, and the total capital of the Surviving Corporation shall consist of such capital stock, plus the combined capital and surplus of Citizens (including unrealized losses on securities available for resale) and ST-Bank (as stated in Section 1.1(g) hereof), adjusted, however, for earnings (losses) between December 31, 1994 and the Effective Time of the Merger.

                          (g)     As of December 31, 1994, ST-Bank had total
capital of $21,423,576 divided into 525,800 shares of ST-Bank Common Stock, and surplus and undivided profits and net unrealized holding gains (losses) on available for sale securities of $20,371,976. As of December 31, 1994, Citizens had total capital of $9,856,000 divided into 1,000 shares of authorized Common Stock, par value $100.00, 717.33 of which are issued and outstanding and 282.67 of which are held as treasury stock, and surplus and undivided profits and net unrealized holding gains (losses) on available for sale securities of $9,756,000.

                          (h)     The Surviving Corporation shall not have
trust powers.

                          (i)     The Articles of Association under which the
Surviving Corporation will operate shall be the Articles of Association of ST-Bank.

         Section 1.2 Effect of Merger. (a) At the Effective Time of the Merger, Citizens shall be merged with and into ST-Bank and the separate existence of Citizens shall cease. The Articles of Association and Bylaws of ST-Bank, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Association and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a national banking association organized under the laws of the United States and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations, including the tradenames and servicemarks of Citizens. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

                          (b)     The shares of ST-Bank Common Stock issued and
outstanding immediately prior to the Effective Time of the Merger shall remain outstanding and unchanged after the Merger and shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation. The Citizens Shares (as hereinafter defined) shall be treated in the Merger as specified in Article II.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of Citizens last in office shall execute and deliver or cause to be executed and delivered in the name of Citizens such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Citizens.



                                   ARTICLE II

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES


         Section 2.1 Manner of Conversion of Citizens Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of Citizens, par value $100.00 (the "Citizens Shares"):

         (a) All Citizens Shares which are held by Citizens as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

         (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.2 hereof and except with regard to Dissenting Citizens Shares (as hereinafter defined), each Citizens Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 1094.336 shares of common stock of SouthTrust (and the rights associated therewith issued pursuant to a Rights Agreement dated February 22, 1989 between SouthTrust and Mellon Bank, N.A.) (together, the "SouthTrust Shares") (such fraction, as may be adjusted, as provided herein, being hereinafter referred to as the "Conversion Ratio"). The Conversion Ratio, including the number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger.

         (c) Each outstanding Citizens Share, the holder of which has demanded and perfected his demand for payment of the "fair or appraised" value of such share in accordance with Section
                 658.44 of the Florida Code (the "Dissent Provisions"), to the extent applicable, and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting Citizens Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. Citizens shall give SouthTrust prompt notice upon receipt by Citizens of any written objection to the Merger and any written demands for payment of the fair or appraised value of Citizens Shares, and of withdrawals of such demands, and any other instruments provided to Citizens pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value for any Citizens Shares held by such Dissenting Shareholder shall receive payment therefor from ST-Bank, as escrow agent (the "Escrow Agent"), on behalf of Citizens out of funds provided to the Escrow Agent by Citizens in accordance with the provisions of Section 2.1(d) (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's Citizens Shares shall be canceled. Neither Citizens nor the Surviving Corporation shall, except with the prior written consent of ST-FL, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the Citizens Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         (d) With respect to each Dissenting Shareholder, on or immediately prior to the Effective Time of the Merger, Citizens shall deposit with the Escrow Agent an amount in cash equal to 150% of the consideration (with the SouthTrust Shares being valued in the manner set forth in Section 2.2) such Dissenting Shareholder would have received in the Merger but for the exercise of the Dissent Provisions (the "Dissent Escrow").
                 The Escrow Agent shall disburse the Dissent Escrow to such Dissenting Shareholders in accordance with the Dissent Provisions. Any and all funds remaining in the Dissent Escrow after such disbursement shall be remitted to the Surviving Corporation.

         Section 2.2 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Citizens Shares converted pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger. The market value of one SouthTrust Share at the Effective Time of the Merger shall be the last sale price of such SouthTrust Shares, as reported by The NASDAQ Stock Market -- National Market System ("NASDAQ") on the last trading day preceding the Effective Time of the Merger or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Securities Exchange Act of 1934, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.3 Effectuating Conversion (a) As promptly as practicable after the Effective Time of the Merger, SouthTrust shall send or cause to be sent to each former holder of record of Citizens Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Citizens Shares for the consideration provided for in this Agreement. As soon as practicable after receipt of properly completed Letters of Transmittal, and stock certificates evidencing the Citizens Shares held by the former holders of the Citizens Shares, SouthTrust shall cause the appropriate number of SouthTrust Shares to be issued to the former holders of Citizens Shares submitting such Letters of Transmittal. Amounts that would have been payable to Dissenting Shareholders for Citizens Shares but for the fact of their dissent in accordance with the provisions of Section 2.1(c) hereof shall be administered in accordance with the Dissent Provisions.

                 (b) At the Effective Time of the Merger, the stock transfer books of Citizens shall be closed as to holders of Citizens Shares immediately prior to the Effective Time of the Merger and no transfer of Citizens Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Citizens Shares shall, without any action on the part of any holder thereof, no longer represent Citizens Shares. If, after the Effective Time of the Merger, certificates are properly presented to SouthTrust, such certificates shall be exchanged for the consideration contemplated by this Agreement into which the Citizens Shares represented thereby were converted in the Merger.

                 (c) In the event that any holder of record as of the Effective Time of the Merger of Citizens Shares is unable to deliver the certificate which represents such holder's Citizens Shares, ST-FL, in the absence of actual notice that any Citizens Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                 (i) An affidavit or other evidence to the reasonable satisfaction of ST-FL that any such certificate has been lost, wrongfully taken or destroyed;

                 (ii) Such security and indemnity as may be reasonably requested by ST-FL to indemnify and hold ST-FL harmless; and

                 (iii) Evidence to the satisfaction of ST-FL that such holder is the owner of the Citizens Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                 (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing Citizens Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                 (e) No holder of Citizens Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing Citizens Shares, and neither SouthTrust nor ST-FL shall be obligated to deliver any of the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares or any such dividend or other distribution with respect to SouthTrust Shares until such holder shall surrender the certificate or certificates representing Citizens Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares.

         Section 2.4 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Citizens Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Citizens, SouthTrust, ST-FL, ST-Bank, nor any other person acting on their behalf shall be liable to a holder of Citizens Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

         Section 2.5 Consideration. SouthTrust, on behalf of ST-FL, shall issue the SouthTrust Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.



                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF CITIZENS


         Citizens hereby represents and warrants to ST-Bank, ST-FL and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) Citizens is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Citizens has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and Citizens is duly licensed or qualified to do business in Florida and elsewhere where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of Citizens. True and correct copies of the Articles or Certificate of Incorporation of Citizens and the Bylaws of Citizens, each as amended to the date hereof, have been delivered to SouthTrust.

                 (b) Citizens has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of Citizens.

                 (c) Citizens does not own any capital stock of any subsidiary and Citizens does not have any interest in any partnership or joint venture. For purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

                 (d) The minute books of Citizens contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by its shareholders and Board of Directors (including all committees thereof).

         Section 3.2 Capitalization. The authorized capital stock of Citizens consists of 1000 shares of common stock, par value $100.00 (hereinbefore and hereinafter referred to as "Citizens Shares"), 717.33 shares of which as of the date hereof are issued and outstanding (and an additional
282.67 of which are held in the treasury of Citizens). All of the issued and outstanding Citizens Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of Citizens, or any securities or rights convertible into or exchangeable for shares of capital stock of Citizens.


         Section 3.3 Financial Statements; Filings. (a) Citizens has previously delivered to SouthTrust copies of the financial statements of Citizens as of and for the years ended 1992, 1993 and 1994 and the financial statements of Citizens as of and for the period ended June 30, 1995, and Citizens shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of Citizens, the financial statements of Citizens as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of Citizens").

                 (b) Citizens has previously delivered to SouthTrust copies of the Call Reports of Citizens as of and for the years ended 1992, 1993 and 1994 and the Call Reports of Citizens as of and for the period ended June 30, 1995, and Citizens shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports for each subsequent calendar quarter (or other reporting period) or year of Citizens, the Call Reports of Citizens as of and for each such subsequent calendar quarter (or other reporting period) or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of Citizens").

                 (c) Each of the Financial Statements of Citizens and each of the Call Reports of Citizens (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Citizens have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements consistent with past practices and reflect only actual transactions. Each of the Financial Statements of Citizens and each of the Call Reports of Citizens (including the related notes, where applicable) fairly present or will fairly present the financial position of Citizens as of the respective dates thereof and fairly present or will fairly present the results of operations of Citizens for the respective periods therein set forth.

                 (d) To the extent not prohibited by law, Citizens has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by Citizens, with the Regulatory Authorities, and will from time to time hereafter furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (e) Except as reflected on Disclosure Schedule 3.3(e) hereto, since December 31, 1994, Citizens has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of Citizens except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Citizens or the Call Reports of Citizens, or reflected in the notes thereto, (ii) which were incurred after December 31, 1994, in the ordinary course of business consistent with past practices, or (iii) which are contemplated by this Agreement or incurred with the written consent of SouthTrust.

         Section 3.4      Loan Portfolio.  Except as set forth in Disclosure
Schedule 3.4, (i) all evidences of indebtedness in original principal amount in excess of $10,000 reflected as assets in the Financial Statements of Citizens and the Call Reports of Citizens as of and for the year ended December 31, 1994 and the period ended June 30, 1995 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, (ii) the allowances for possible loan losses shown on the Financial Statements of Citizens and the Call Reports of Citizens as of and for the year ended December 31, 1994 and the period ended June 30, 1995 were, and the allowance for possible loan losses to be shown on the Financial Statements of Citizens and the Call Reports of Citizens as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Citizens and other extensions of credit (including letters of credit or commitments to make loans or extend credit), and (iii) each such allowance described in (ii) above has been established in accordance with the accounting principles described in Section 3.3(c).

         Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, Citizens is not a party as of the date of this Agreement to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $10,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified as "substandard", "doubtful", "loss" or any comparable classification; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of Citizens or any ten percent (10%) shareholder of Citizens, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to Citizens including, but not limited to, those promulgated, interpreted or enforced by any of the Regulatory Authorities and which violation could have a material adverse effect on the Condition of Citizens.

         Section 3.6 Authority; No Violation. (a) Citizens has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Citizens and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Citizens has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted and recommended to Citizens' shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceedings on the part of Citizens are necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by Citizens and delivered by Citizens, will constitute a valid and binding obligation of Citizens, and will be enforceable against Citizens in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 (b) Except as set forth in Disclosure Schedule 3.6(b), neither the execution and delivery of this Agreement by Citizens nor the consummation by Citizens of the transactions contemplated hereby, nor compliance by Citizens with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Citizens
(ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable and material to Citizens or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Citizens under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Citizens is a party, or by which Citizens or any of its properties or assets may be bound or affected.

         Section 3.7 Consents and Approvals. Except for (i) the vote of the shareholders of Citizens in connection with any proxy statement of Citizens relating to the meeting of the shareholders of Citizens at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consent of the OCC and the Department; (iii) approval of this Agreement by the shareholders of ST-Bank and Citizens; (iv) filing of this Agreement and certified resolutions with the OCC and the Department; (v) issuance of a certificate of merger by the Department; and (vi) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by Citizens of this Agreement, and the consummation by Citizens of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. None of Citizens nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Citizens is a party to a letter agreement with Allen

C. Ewing & Co., a copy of which has been furnished to SouthTrust. Each party shall bear its own expenses with respect to this Agreement and the consummation of the Merger, irrespective of whether the Merger is closed.

         Section 3.9 Absence of Certain Changes or Events. Except as occasioned by this Agreement or with the consent of SouthTrust, since June 30, 1995, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of the Citizens Shares or (ii) any change or any event involving a prospective change in the Condition of Citizens which has had, or is reasonably likely to have, a material adverse effect on the Condition of Citizens or on Citizens generally, including, without limitation any change in the administration or supervisory standing or rating of Citizens with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, Citizens is not a party to any, and there are no pending or, to the knowledge of Citizens, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Citizens challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of Citizens as of the date hereof, there is no material proceeding, claim, action or governmental investigation against Citizens; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Citizens which has a material adverse effect on the Condition of Citizens; there is no default by Citizens under any material contract or agreement to which Citizens is a party; and Citizens is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Citizens and Citizens has not been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. Citizens has previously delivered or made available to SouthTrust copies of the federal income tax returns of Citizens for the years 1991, 1992, 1993 and 1994 and all schedules and exhibits thereto, and, to the knowledge of Citizens such returns have not been subjected to an audit by the Internal Revenue Service. Except as reflected in Disclosure Schedule 3.11, to its knowledge, Citizens has duly filed in correct form all material federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and Citizens has duly paid or made adequate provisions for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from Citizens by any federal, state or local taxing authorities (including, without limitation, those due in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of Citizens other than taxes and other charges which (i)(A) are not yet delinquent or (B) are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of Citizens and the Call Reports of Citizens are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles consistent with past practices. Citizens is not responsible for the taxes of any other person other than Citizens, under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

         Section 3.12 Employee Benefit Plans. (a) Citizens does not maintain any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure Schedule 3.12(a).

                 (b) Citizens (or any pension plan maintained by it) has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to
Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                 (c) Citizens has not incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in
Section 3(37) of ERISA.

                 (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by Citizens comply in both form and operation, in all material respects, with ERISA and the Code that are applicable, or intended to be applicable, to such "employee benefit plans." Citizens has no material liability under any such plan that is not reflected in the Financial Statements of Citizens or the Call Reports of Citizens.

                 (e) To the best knowledge of Citizens, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by Citizens (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a material adverse effect on the Condition of Citizens; and, to the best knowledge of Citizens no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                 (f) No employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                 (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Citizens under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or
(iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

         Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a) and except with respect to "other real estate owned", Citizens has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by it or carried under its name on the Financial Statements of Citizens, or the Call Reports of Citizens or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1994), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Citizens and the Call Reports of Citizens or incurred in the ordinary course of business after December 31, 1994, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of Citizens.

                 (b) All agreements pursuant to which Citizens leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of Citizens.

                 (c) Other than "other real estate owned", (i) all of the buildings, structures and fixtures owned, leased or subleased by Citizens, are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Citizens, are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by Citizens or in which Citizens has any ownership or leasehold interest; provided that "other real estate owned" or otherwise held in the loan portfolio of Citizens is only reasonably identified on Disclosure Schedule 3.14(a).

                 (b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease under which Citizens is the lessee of any real property and which relates in any manner to the operation of the businesses of Citizens. All rentals due under such leases have been paid and there exists no material default under the terms of any lease and no event has occurred which, upon the passage of time or giving of notice, or both, would result in any event of default or prevent Citizens, from exercising and obtaining the benefits of any options or other rights contained therein, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of Citizens. Except as set forth in Disclosure Schedule 3.14(b), Citizens has all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), and all such leases are valid and in full force and effect. Citizens has the right under each such lease and sublease to occupy, use, possess, and control all property leased or subleased by Citizens and, as of the Effective Time of the Merger, shall have the right to transfer each lease or sublease pursuant to this Agreement.

                 (c) Citizens has not violated, and is not currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a material adverse effect on the Condition of Citizens.

                 (d) As to each parcel of real property owned or used by Citizens, Citizens has not received notice of any pending or, to the knowledge of Citizens threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

         Section 3.15     Environmental Matters.

                 (a) Citizens and the Participation Facilities (as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, will not have a material adverse effect on the Condition of Citizens.

                 (b) Citizens has not received notice of any litigation pending or threatened before any court, governmental agency or board or other forum in which Citizens or any Participation Facility has been or, with respect to threatened litigation may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined below) or (ii) relating to the release of an amount of a reportable quantity or more into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring or on a site owned or leased or operated by Citizens or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a material adverse effect on the Condition of Citizens.

                 (c) To the knowledge of Citizens, there is no reasonable basis for any litigation of a type described in 3.15(b), of this Agreement, except as will not have, individually or in the aggregate, a material adverse effect on the Condition of Citizens.

                 (d) During the period of (i) ownership or operation by Citizens of any of its current properties, or (ii) participation by Citizens in the management of any Participation Facility, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of Citizens.

                 (e) "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which Citizens has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility; "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R. Section 300.1100(c).

         Section 3.16 Commitments and Contracts. Except as set forth in Disclosure Schedule 3.16, Citizens is not a party or subject to any of the following (whether written or oral):

                 (a) Any employment contract (including any agreement or plan with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by Citizens);

                 (b)      Any labor contract or agreement with any labor union;

                 (c) Any contract covenants which limit the ability of Citizens to compete in any line of business or which involve any restriction of the geographical area in which Citizens may carry on its business (other than as may be required by law or applicable regulatory authorities);

                 (d) Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $5,000 or more; or

                 (e) Any other contract or agreement which would be required to be disclosed in reports filed by Citizens with the SEC or the FRB and which has not been so disclosed.

         Section 3.17 Regulatory and Accounting Matters. Citizens has not agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement, including matters relating to the Community Reinvestment Act and protests thereunder; and Citizens has not agreed to take any action or has knowledge of any fact or has agreed to any circumstance that would materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

         Section 3.18 Registration Obligations. Citizens is not under any obligation, contingent or otherwise, which will survive the Merger, to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 State Takeover Laws. This Agreement and the transactions contemplated hereby are not subject to or restricted by any applicable state anti-takeover statute.

         Section 3.20 Insurance. Citizens is presently insured, and during each of the past three calendar years has been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of Citizens, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Citizens provide adequate coverage against loss, and the fidelity bonds in effect as to which Citizens is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.20.

         Section 3.21 Labor. No work stoppage involving Citizens is pending as of the date hereof or, to the knowledge of Citizens, threatened. Citizens is not involved in, or, to the knowledge of Citizens, threatened with or affected by, any proceeding asserting that Citizens has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a material adverse effect on the Condition of Citizens. No union represents or claims to represent any employees of Citizens, and, to the knowledge of Citizens, no labor union is attempting to organize employees of Citizens.

         Section 3.22 Compliance with Laws. Citizens has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a material adverse effect on the Condition of Citizens. Except as disclosed in Disclosure Schedule 3.22, Citizens:

                 (a) Is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a material adverse effect on the Condition of Citizens; and

                 (b) Has not received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that Citizens is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a material adverse effect on the Condition of Citizens, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a material adverse effect on the Condition of Citizens, (iii) requiring Citizens to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of Citizens, including, without limitation, any restrictions on the payment of dividends.

         Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of Citizens at the time such deposits were entered into, (b) the agreements listed on Disclosure Schedule 3.16, and (c) the items described on Disclosure Schedule 3.23, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, any business directly or indirectly controlled by any such person, or $5,000 for all such contracts or commitments in the aggregate for all such individuals.

         Section 3.24 Proxy Materials. None of the information relating to Citizens to be included in the Proxy Statement which is to be mailed to the shareholders of Citizens in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact, necessary in order to make a statement therein not false or misleading.

         Section 3.25 Deposit Insurance. The deposit accounts of Citizens are insured by the Bank Insurance Fund in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); Citizens has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.26 Untrue Statements and Omissions. No representation or warranty contained in Article III of this Agreement or in the Disclosure Schedules of Citizens contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                         SOUTHTRUST, ST-FL AND ST-BANK


         SouthTrust, ST-FL and ST-Bank hereby represent and warrant to Citizens as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to Citizens prior to the Effective Time of the Merger.

                 (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) The minute books of SouthTrust contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of SouthTrust.

         Section 4.2      Organization and Related Matters of ST-FL.  (a)
ST-FL is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. ST-FL has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-FL is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by ST-FL, or the character or location of the properties and assets owned or leased by ST-FL makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of ST-FL on a consolidated basis. ST-FL is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles of Incorporation of ST-FL and the Bylaws of ST-FL, each as amended to the date hereof, have been made available to Citizens prior to the Effective Time of the Merger.

                 (b) ST-FL has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of ST-FL on a consolidated basis.

                 (c) The minute books of ST-FL contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of ST-FL.

         Section 4.3 Organization and Related Matters of ST-Bank. (a) ST-Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States. ST-Bank has, or will have, as of the Effective Time of the Merger, the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Bank is or will be licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by ST-Bank, or the character or location or the properties and assets owned or leased by ST-Bank make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the Certificate or Articles of Association and Bylaws of ST-Bank, as each may be amended to the date hereof, will be made available to Citizens.

                 (b) ST-Bank, as of the Effective Time of the Merger, will have in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) As of the Effective Time of the Merger, the minute books of ST-Bank will contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of ST-Bank.

         Section 4.4 Capitalization. As of June 30, 1995, the authorized capital stock of SouthTrust consisted of 200,000,000 shares of common stock, par value $2.50 per share, 83,950,192 shares (which includes the rights associated with such shares pursuant to that certain Rights Agreement dated as of February 22, 1989 between SouthTrust and Mellon Bank, N.A.) of which are issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of the date hereof), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.5 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust, ST-FL and

ST-Bank, and no other corporate proceedings on the part of SouthTrust, ST-FL or ST-Bank are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust, ST-FL and ST-Bank enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust, the Articles of Incorporation or Bylaws of ST-FL or the Articles of Association or Bylaws of ST-Bank or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust, ST-FL or ST-Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust, ST-FL or ST-Bank is a party, or by which SouthTrust, ST-FL or ST-Bank or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust, ST-FL or ST-Bank or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.5; and (Y) with respect to (B) and (C) above, such as individually or in the aggregate will not have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.6 Financial Statements. (a) SouthTrust has delivered to Citizens copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 1993 and December 31, 1994, and as of and for the period ended June 30, 1995, and SouthTrust will make available to Citizens, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

                 (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

                 (c) Since June 30, 1995, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after June 30, 1995 in the ordinary course of business consistent with past practices. Since June 30, 1995, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

         Section 4.7 Absence of Certain Changes or Events. Since June 30, 1995, there has not been any material adverse change in the Condition of SouthTrust on a consolidated basis, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

         Section 4.8 Legal Proceedings, Etc. Except as set forth on Disclosure Schedule 4.8 hereto, neither SouthTrust nor any of its affiliates is a party to any, and there are no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to Item 103 of Regulation S-K promulgated by the SEC.

         Section 4.9 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.10 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the respective shareholders of ST-Bank and Citizens; (iii) filing of this Agreement and certified resolutions with the Department; (iv) issuance of a Certificate of Merger by the OCC; and (v) as previously disclosed, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Bank or, to the knowledge of SouthTrust, by Citizens of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.11 Accounting, Tax, Regulatory Matters. SouthTrust has not agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a)(1)(C) of the Code, (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in the Agreement, or (iii) materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

         Section 4.12 Proxy Materials. None of the information relating solely to SouthTrust or any of its subsidiaries to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of Citizens in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of Citizens to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 4.13 No Broker's or Finder's Fees. Neither SouthTrust, ST-FL nor ST-Bank or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.14 Untrue Statements and Omissions. No representation or warranty contained in Article IV of this Agreement or in the Disclosure Schedules of SouthTrust, ST-FL or ST-Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

         Section 5.1 Conduct of the Business of Citizens. (a) During the period from the date of this Agreement to the Effective Time of the Merger, Citizens shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of Citizens or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                 (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation or contemplated by this Agreement, Citizens shall not, without the prior written consent of SouthTrust:

         (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of Citizens;

         (ii) change the number of shares of the authorized, issued or outstanding capital stock of Citizens, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Citizens, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Citizens;

         (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1994 and disclosed in a Disclosure Schedule delivered pursuant to
                 Article III of this Agreement or in the annexed Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

         (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $25,000;

         (vi) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement and except in a manner consistent with past practice, which, in any event, will not exceed an aggregate of $20,000; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to Citizens that involves an aggregate of $25,000; or

         (viii) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) foreclosures in the ordinary course of business, or (B) acquisitions of control by Citizens in a fiduciary capacity.

         Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, Citizens will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of Citizens. Citizens will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of Citizens, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Citizens, the institution or the threat of material litigation, claims, threats or causes of action involving Citizens, and will keep SouthTrust fully informed of such events. Citizens will furnish to SouthTrust, promptly after the preparation and/or receipt by Citizens thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of Citizens and the Call Reports of Citizens.

         Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, Citizens shall permit SouthTrust or its agents full access, during normal business hours, to the properties of Citizens, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Citizens, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and Citizens shall use its reasonable best efforts to provide SouthTrust and its representatives access to the work papers of Citizens's accountants. Citizens shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that Citizens shall cooperate, to the extent it does not incur undue cost, with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Citizens.

                 (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 5.4 Approval of Citizens Shareholders. Citizens will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. Subject to their fiduciary duties as advised in writing by counsel, the Board of Directors of Citizens will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and Citizens will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

         Section 5.5 No Other Bids. Citizens, acting through any director or officer or other agent shall not now, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by Citizens, to solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to Citizens. Citizens shall promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by Citizens after the date hereof. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving Citizens or for the acquisition of a significant equity interest in Citizens or for the acquisition of a significant portion of the assets of Citizens.

         Section 5.6 Notice of Deadlines. Citizens shall notify SouthTrust in writing of any deadline to exercise an extension or termination of any material lease, agreement or license (including specifically real property leases and data processing agreements) to which Citizens is a party, at least ten (10) days prior to such deadline.

         Section 5.7 Affiliates. At least thirty (30) days prior to the Effective Time of the Merger, Citizens shall deliver to SouthTrust a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Citizens, "affiliates" of Citizens for purposes of the Securities Act of 1933. In addition, Citizens shall use its reasonable efforts to cause each person who is a shareholder of Citizens to deliver to SouthTrust not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement, providing that such person will not sell, pledge, transfer, or otherwise dispose of the Citizens Shares held by such person, except as contemplated by such agreement or by this Agreement, and will not sell, pledge, transfer, or otherwise dispose of the SouthTrust Shares to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder and if such shareholder is an affiliate of Citizens, until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and Citizens have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, the SouthTrust Shares issued to such affiliates of Citizens in exchange for the Citizens Shares shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and Citizens have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this
Section 5.7.

         Section 5.8 Maintenance of Properties. Citizens will maintain its properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.9 Compliance Matters. Prior to the Effective Time of the Merger, Citizens shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by Citizens, including compliance with Regulations Z and CC of the FRB; provided that neither SouthTrust nor ST-Bank shall be responsible for discovering any defects.

         Section 5.10 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, Citizens will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS


         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters. (a) Following the execution and delivery of this Agreement, SouthTrust and Citizens shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of Citizens.

                 (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Other Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of Citizens or obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                 (b) The parties agree that appropriate steps shall be taken to terminate all employee benefit plans of Citizens as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans, SouthTrust agrees that the officers and employees of Citizens who the Surviving Corporation employs shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                          (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under Citizens's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                          (ii) credit for each such employee's past service with Citizens prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                                  (1)      determining vacation and sick leave
                          benefits and accruals, in accordance with the established policies of SouthTrust;

                                  (2)      establishing eligibility for
                          participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service, provided, however, notwithstanding anything contained in this

                          Agreement to the contrary, Past Service Credit shall not be given to any such employee for purposes of establishing eligibility in the 1990 Discounted Stock Plan of SouthTrust.

                 (c) The parties further agree that the Citizens Pension Plan will either be merged into the SouthTrust Corporation Revised Retirement Income Plan (the "ST-Retirement Plan") effective as of January 1 of the year following the Effective Term of the Merger or, if so elected by SouthTrust, terminated as of a date prior to, on or after the Effective Time of the Merger and prior to such January 1. The determination as to whether the Citizens Pension Plan shall be terminated or merged into the ST-Retirement Plan shall be made by SouthTrust. From and after the January 1 following the Effective Time of the Merger, for purposes of determining eligibility to participate in, and vesting in accrued benefits under both the ST-Retirement Plan and the SouthTrust Corporation Employee's Profit Sharing Plan (the "STPS Plan"), employment by Citizens shall be credited as if it were employment by SouthTrust, and in the event of the merger of the Citizens Pension Plan into the ST-Retirement Plan, such service shall be credited for purposes of determining benefit accrual under the ST-Retirement Plan. In the event of termination of the Citizens Pension Plan, no credit will be given for any such service for the purposes of determining benefit accrual under the ST-Retirement Plan.

         Section 6.4 Indemnification. Citizens agrees to indemnify, defend and hold harmless SouthTrust and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement of material fact supplied by Citizens and contained in the Registration Statement, the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

         Section 6.5      Current Information.   During the period from the
date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with Citizens and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.6 Registration Statement. As soon as practicable after the Effective Time of the Merger, SouthTrust shall file a Registration Statement on Form S-3 relating to the SouthTrust Shares issuable in the Merger with the SEC and any required state securities authority. SouthTrust shall take all appropriate steps and will use its best efforts to cause such Registration Statement to become effective with the SEC and any such state securities authority within forty-five (45) days after the Effective Time of the Merger (and will use its best efforts to maintain the effectiveness of such Registration Statement for a period of two years following the Effective Time of the Merger), which Registration Statement shall permit all the shareholders of Citizens who receive SouthTrust Shares in the Merger to resell such SouthTrust Shares through the facilities of NASDAQ; provided, however, that if, in the opinion of counsel for SouthTrust, the transaction may not be effected by use of a Registration Statement on Form S-3, SouthTrust, prior to the Effective Time of the Merger, shall file with the SEC, and shall use its best efforts to cause such Registration Statement to become effective, a Registration Statement on Form S-4. Citizens will furnish to SouthTrust the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable federal securities laws and state blue sky securities laws, as appropriate.

         Section 6.7 Reservation of Shares. SouthTrust, on behalf of ST-FL, shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

                                  ARTICLE VII

                          MUTUAL CONDITIONS TO CLOSING

         The obligations of SouthTrust, ST-FL and ST-Bank, on the one hand, and Citizens, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of Citizens and the sole shareholder of ST-Bank.

         Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of the Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or Citizens, based upon advice of counsel, would have a material adverse effect with respect to the interests of SouthTrust or Citizens, as the case may be.

         Section 7.4 Proxy Statement and Registration Statement. SouthTrust shall have received all federal and state securities laws, or "Blue Sky" permits or other authorizations or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.



                                  ARTICLE VIII

         CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST, ST-FL AND ST-BANK


         The obligations of SouthTrust, ST-FL and ST-Bank to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of Citizens set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 8.2 Performance of Obligations. Citizens shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section 8.3 Certificate Representing Satisfaction of Conditions. Citizens shall have delivered to SouthTrust and ST-Bank a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections
8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Citizens under Article III of this Agreement.

         Section 8.4 Absence of Adverse Facts. There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the judgment of SouthTrust, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of Citizens or the consummation of the transactions contemplated by this Agreement, (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, (c) would be materially adverse to the interests of SouthTrust on a consolidated basis or (d) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Foley & Lardner or other counsel to Citizens acceptable to SouthTrust in substantially the form set forth in Exhibit 8.5 hereof.

         Section 8.6 Consents Under Agreements. Citizens shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of Citizens under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a material adverse effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of Citizens or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of Citizens or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks under similar circumstances.

         Section 8.8 Matters Relating to Employment Agreements. All employment agreements between Citizens and any executive or employee thereof shall be terminated in their entirety as of the Effective Time of the Merger, and at the election of SouthTrust, replacement employment agreements, which are satisfactory to SouthTrust and such employees, between each of such executives or employees and SouthTrust or the Surviving Corporation shall have been executed and delivered.

         Section 8.9 Outstanding Shares of Citizens. The total number of Citizens Shares outstanding as of the Effective Time of the Merger and the total number of Citizens Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any Citizens Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for Citizens Shares, shall not exceed
717.33 shares in the aggregate.

         Section 8.10 Dissenters. The holders of not more than five percent (5%) of the outstanding Citizens Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.

         Section 8.11 Certification of Claims. Citizens shall have delivered a certificate to SouthTrust that Citizens is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of Citizens.

         Section 8.12 No Increase in Loans. As of the date of any Financial Statement of Citizens and any Call Report of Citizens subsequent to the execution of this Agreement, including the date of the Financial Statements of Citizens and the Call Reports of Citizens that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in Section
3.5 or Disclosure Schedule 3.5.


                                   ARTICLE IX

                     CONDITIONS TO OBLIGATIONS OF CITIZENS


         The obligation of Citizens to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust, ST-FL and ST-Bank contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger).

         Section 9.2 Performance of Obligations. SouthTrust, ST-FL and ST-Bank shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust, ST-FL and ST-Bank shall have delivered to Citizens a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust, ST-FL and ST-Bank under Article IV of this Agreement.

         Section 9.4 Absence of Adverse Facts. There shall have been no determination by Citizens that any fact, event or condition exists or has occurred that, in the judgment of Citizens, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Consents Under Agreements. SouthTrust, ST-FL and ST-Bank shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of Citizens, individually or in the aggregate, have a material adverse effect upon the consummation of the transactions contemplated hereby.

         Section 9.6 Opinion of Counsel. Citizens shall have received the opinion of Bradley, Arant, Rose & White, counsel to SouthTrust, dated the Effective Time of the Merger, to the effect set forth in Exhibit 9.6 hereof.

         Section 9.7 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

         Section 9.8 Price Condition. The last sales price of the SouthTrust Shares, as reported by NASDAQ as of the last trading day immediately preceding the Effective Time of the Merger is not less than $18.00 per share.

         Section 9.9 Tax Opinion. Citizens shall have received an opinion of Bradley, Arant, Rose & White on or before the date on which the Proxy Statement of Citizens is to be mailed to holders of Citizens Shares, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of Citizens to the extent that they receive SouthTrust Shares in exchange for their Citizens Shares in the Merger.



                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT


         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                 (a) by the mutual consent in writing of SouthTrust, ST-FL, ST-Bank and Citizens; or

                 (b) by SouthTrust, ST-FL, ST-Bank or Citizens if the Merger shall not have occurred on or prior to February 29, 1996, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this
Section 10.1(b);

                 (c) by SouthTrust or Citizens (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of the terminating party to consummate the Merger cannot be satisfied or fulfilled;

                 (d) by SouthTrust if: (i) SouthTrust shall have determined that any fact, event or condition exists that, in the judgment of SouthTrust, (A) is materially at variance with any warranty or representation of Citizens set forth in the Agreement or is a material breach of any covenant or agreement of Citizens contained in the Agreement, (B) has a material adverse effect or can be reasonably foreseen to have a material adverse effect upon the Condition of Citizens on a consolidated basis or upon the consummation of the transactions contemplated by the Agreement, (C) pertains to Citizens and would be materially adverse to the interests of SouthTrust and ST-FL on a consolidated basis, (D) pertains to Citizens and would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust under this Agreement so as to render inadvisable consummation of the transactions contemplated by the Agreement, (E) renders the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Agreement;

                 (e) by Citizens if (i) Citizens shall have determined that any fact, event or condition exists that, in the judgment of Citizens, (A) is materially at variance with any warranty or representation of SouthTrust, ST-FL or ST-Bank contained in the Agreement or is a material breach of any covenant or agreement of SouthTrust, ST-FL or ST-Bank contained in the Agreement, (B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Agreement, (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by this Agreement, or (iii) Citizens shall have determined that any fact, event or condition exists that, in the judgment of Citizens, would render the Merger and the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement, it shall terminate and become void, without liability on behalf of any party, and have no effect, except as otherwise provided herein.

         Section 10.3 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-FL, ST-Bank and Citizens.

         Section 10.4 Waivers. Subject to Section 11.10 hereof, prior to or at the Effective Time of the Merger, SouthTrust, ST-FL and ST-Bank, on the one hand, and Citizens, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations and Warranties. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust, ST-FL, ST-Bank or Citizens shall survive the Merger; provided, however, that any representation or warranty in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-FL, ST-Bank, Citizens (or directors and officers thereof in their capacities as such) shall not so terminate and shall not be so extinguished; and provided further, that no representation or warranty of SouthTrust, ST-FL, ST-Bank, or Citizens contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust, ST-FL or ST-Bank, on the one hand, and Citizens, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-FL,

ST-Bank, Citizens and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.



                                   ARTICLE XI

                                 MISCELLANEOUS


         Section 11.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-FL, ST-Bank and Citizens with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral, including that letter of intent between the parties dated March 21, 1995, as amended. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                 If to Citizens:

                          Citizens Bank of Macclenny
                          32 Fifth Street North
                          Macclenny, Florida  32063
                          Attention:  John Kennedy
                          Fax (904) 259-8948

                 with a copy to:

                          Foley & Lardner
                          The Greenleaf Building
                          200 Laura Street
                          Jacksonville, Florida  32202-3527
                          Attention:  Luther F. Sadler, Jr., Esq.
                          Fax (904) 359-8700


                 If to ST-Bank, ST-FL or SouthTrust, then to:

                          SouthTrust Corporation
                          420 North 20th Street
                          Birmingham, Alabama 35203
                          Attention:  Mr. Frederick W. Murray, Jr.
                          Fax (205) 254-5022

                 with a copy to:

                          Bradley, Arant, Rose & White
                          1400 Park Place Tower
                          2001 Park Place
                          Birmingham, Alabama 35203
                          Attention:  C. Larimore Whitaker, Esq.
                          Fax (205) 252-0264

                 All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 11.3 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.4 Costs and Expenses. Expenses incurred by Citizens on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

         Section 11.5 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.7 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Florida without respect to its conflicts of laws principles.

         Section 11.8 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Bank to another affiliate of SouthTrust).

         Section 11.9 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made. Any matter disclosed in any of the Schedules to the Agreement shall be deemed incorporated by reference into each other Schedule thereto and disclosed in each such Schedule.

         Section 11.10 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.11 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement.

Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

[CORPORATE SEAL]
                                                                    CITIZENS BANK OF MACCLENNY


                                                   By: /s/ John D. Kennedy
                                                       ------------------------------------------------------------------
ATTEST                                                             Its Chief Executive Officer

/s/ Robin N. Moran
- --------------------------
         Its Secretary

[CORPORATE SEAL]
                                                                  SOUTHTRUST BANK OF NORTHEAST FLORIDA,
NATIONAL ASSOCIATION

                                                   By: /s/ Corey J. Coughlin
                                                       ------------------------------------------------------------------
ATTEST                                                                Chief Executive Officer

/s/ Nora McLanahan
- --------------------------
           Secretary

[CORPORATE SEAL]
                                                                   SOUTHTRUST OF FLORIDA, INC.


                                                   By: /s/ Alton E. Yother
                                                       ------------------------------------------------------------------
ATTEST:                                                                Senior Vice President

/s/ A. D. Barnard
- ----------------------------------
           Secretary

[CORPORATE SEAL]


                                                                      SOUTHTRUST CORPORATION


                                                   By: /s/ Alton E. Yother
                                                       ------------------------------------------------------------------
ATTEST:                                                                Senior Vice President

/s/ A. D. Barnard
- ----------------------------------
           Secretary

                        AGREEMENT AND PLAN OF MERGER OF
                     SOUTHTRUST BANK OF NORTHEAST FLORIDA,
                           NATIONAL ASSOCIATION WITH
                           CITIZENS BANK OF MACCLENNY

                               LIST OF SCHEDULES
            ________________________________________________________

Disclosure Schedule 1.1(c)
Disclosure Schedule 3.3(e)
Disclosure Schedule 3.4
Disclosure Schedule 3.5
Disclosure Schedule 3.6(b)
Disclosure Schedule 3.7
Disclosure Schedule 3.10
Disclosure Schedule 3.11
Disclosure Schedule 3.12(a)
Disclosure Schedule 3.13(a)
Disclosure Schedule 3.14(a)
Disclosure Schedule 3.14(b)
Disclosure Schedule 3.16
Disclosure Schedule 3.20
Disclosure Schedule 3.22
Disclosure Schedule 3.23
Disclosure Schedule 4.5
Disclosure Schedule 4.8

                                  EXHIBIT 8.5

                      [FORM OF OPINION OF FOLEY & LARDNER]



                                March 22, 1996



SouthTrust Corporation
Birmingham, Alabama

SouthTrust Bank of Northeast Florida,
  National Association
Jacksonville, Florida

SouthTrust of Florida

Gentlemen:

                 We have acted as special counsel to Citizens Bank of Macclenny, a Florida banking corporation ("Citizens"), in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated October 26, 1995 (the "Agreement"), between Citizens and SouthTrust Bank of Northeast Florida, National Association, a national banking association ("ST-Bank"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), and SouthTrust of Florida, a Florida corporation ("ST-FL"), and the consummation of the transactions contemplated thereby. Prior to our engagement as special counsel in connection with the sale or merger of Citizens, our firm had not represented Citizens nor has the scope of our current engagement included general representation of Citizens in connection with operational matters or litigation. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

                 In connection with the opinions expressed herein, we have examined originals, or copies certified to our satisfaction, of the Agreement and such documents and certificates and other statements of public officials and officers and other representatives of Citizens as we have deemed relevant and necessary as a basis for such opinions. In so acting, we have examined, and relied upon the accuracy of, original, certified, conformed, photostatic, or telecopied copies of such instruments, documents, certificates, agreements and records as we have deemed necessary herein. In such examination, we have assumed the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as originals, the conformity with the originals and the completeness of all documents submitted to us as copies, and, as to factual matters, the veracity of statements, both written and oral, made by officers of Citizens. We have also assumed that each of the parties to the Agreement, other than Citizens, has the power and authority to execute, deliver and perform all agreements executed by each of them, that each of them has executed and delivered the Agreement and that the Agreement is the valid and binding obligation of each party thereto other than Citizens. We have relied as to factual matters upon certificates, facsimile transmissions, telegrams and other written or telephone statements of public officials and have assumed that the facts and circumstances contained in such certificates, telegrams, facsimile transmissions and other statements have not changed since the date thereof.

SouthTrust Corporation
SouthTrust Bank of Northeast Florida,
  National Association
SouthTrust of Florida
March 22, 1996
Page
- ---------------------

                 The opinions set forth below that are rendered "to our knowledge" have been rendered based on the actual current recollection of those persons in this firm who have given substantive attention to the transaction that is the subject of this opinion and without having undertaken any independent investigation within the firm, with the client, or with any other persons to determine the existence or absence of any facts or any circumstances and does not include constructive knowledge of matters or information.

                 Based on the foregoing, and subject to the qualifications set forth at the end of this opinion, it is our opinion that:

                 1. Citizens is a banking corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Citizens has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and Citizens is duly licensed or qualified to do business in Florida and elsewhere where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the Condition of Citizens.

                 2. Citizens has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of Citizens.

                 3. The Agreement has been duly and validly authorized, executed, delivered and approved by all necessary corporate action of Citizens, is the valid and binding obligation of Citizens, and is enforceable against Citizens in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 4. The execution and delivery of the Agreement by Citizens did not, and the consummation by Citizens of the transactions contemplated thereby and compliance by Citizens with any of the terms or provisions thereof, will not (a) violate any provision of the Articles of Incorporation or Bylaws of Citizens, or (b) assuming that the Consents of the Regulatory Authorities referred to in the Agreement are duly obtained, (i) violate any statute, code, ordinance, rule or regulation, or, to our knowledge, any judgment, order, writ, decree or injunction applicable to Citizens or any of its properties or assets, except for any such violation, either individually or in the aggregate as would not have a material adverse effect on the Condition of Citizens, or (ii) to our knowledge, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Citizens under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Citizens is a party, or by which Citizens or its properties or assets may be bound or affected except for any such violation, either individually or in the aggregate as would not have a material adverse effect on the Condition of Citizens.

SouthTrust Corporation
SouthTrust Bank of Northeast Florida,
  National Association
SouthTrust of Florida
March 22, 1996
Page
- ---------------------

                 5. As of the date hereof, all of the issued and outstanding Citizens Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                 6. The proxy material of Citizens, which was mailed to the shareholders of Citizens in connection with the special meeting of the shareholders of Citizens held on February 15, 1996, to consider the Agreement complied as to form in all material respects with applicable law. No facts have come to our attention which cause us to believe that the information contained in the proxy material of Citizens, relating to and supplied by Citizens, contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no other event, occurrence or state of facts thereafter involving Citizens has come to our attention which should have been disclosed in such proxy material.

                 The foregoing opinions are limited to the laws of the State of Florida, and the United States of America and no opinion is expressed herein with respect to the laws of any other jurisdiction. We express no opinion as to the enforceability of any choice of law provision in any agreement or document, and our opinions herein, insofar as they relate to enforceability, are subject to the consequence of the failure of any party to qualify to do business as a foreign corporation or to comply with other registration or licensing laws applicable to a foreign corporation to the extent that the same may be required under any applicable law. We express no opinion as to the enforceability of any requirement in the Agreement that provisions thereof may only be waived in writing, to the extent that an oral agreement or any implied agreement by trade practice or course of dealing has been created modifying any provision of the Agreement.

                 The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by any party other than SouthTrust, ST-FL and ST-Bank, quoted in whole or in part or otherwise referred to, nor may it be filed with any person, except as required by applicable law in order for SouthTrust, ST-FL and ST-Bank to enjoy the benefits of their reliance hereon, without our prior written consent in each instance.

                                          Very truly yours,

                                          FOLEY & LARDNER


                                          By
                                             ---------------------------------

                                  EXHIBIT 9.6

               [FORM OF OPINION OF BRADLEY, ARANT, ROSE & WHITE]




                                March 22, 1996



Citizens Bank of Macclenny
32 Fifth Street North
Macclenny, Florida


Gentlemen:

                 We have acted as counsel to SouthTrust Corporation, a Delaware corporation ("SouthTrust"), SouthTrust of Florida, a Florida corporation ("ST-FL"), and SouthTrust Bank of Northeast Florida, National Association, a national banking association ("ST-Bank"), in connection with the execution and delivery of that certain Agreement and Plan of Merger, dated October 26, 1995, (the "Agreement") between Citizens Bank of Macclenny ("Citizens"), and ST-Bank, and joined in by SouthTrust and ST-FL, and the consummation of the transactions contemplated thereby. This opinion is being delivered to you pursuant to
Section 9.6 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

                 In connection with the opinions expressed herein, we have examined originals, or copies certified to our satisfaction, of the Agreement and such documents and certificates and other statements of public officials and officers and other representatives of SouthTrust, ST-FL and ST-Bank as we have deemed relevant and necessary as a basis for such opinions. In so acting, we have examined, and relied upon the accuracy of, original, certified, conformed, photostatic, or telecopied copies of such instruments, documents, certificates, agreements and records as we have deemed necessary herein. In such examination, we have assumed the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as originals, the conformity with the originals and the completeness of all documents submitted to us as copies, and, as to factual matters, the veracity of statements, both written and oral, made by officers of SouthTrust, ST-FL and ST-Bank. We have also assumed that each of the parties to the Agreement, other than SouthTrust, ST-FL and ST-Bank, has the power and authority to execute, deliver and perform all agreements executed by each of them, that each of them has executed and delivered the Agreement and that the Agreement is the valid and binding obligation of each party thereto other than SouthTrust, ST-FL and ST-Bank. We have relied as to factual matters upon certificates, facsimile transmissions, telegrams, and other written or telephone statements of public officials and of officers and other representatives of SouthTrust, ST-FL and ST-Bank and have assumed that the facts and circumstances contained in such certificates, facsimile transmissions, telegrams, and other statements have not changed since the date thereof.

                 The opinions set forth below that are rendered "to our knowledge" have been rendered based on the actual current recollection of those persons in this firm who have given substantive attention to the transaction that is the subject of this opinion and without having undertaken any independent investigation within the firm, with the client, or with any other persons to determine the existence or absence of any facts or any circumstances and does not include constructive knowledge of matters or information.

                 Based on the foregoing, and subject to the qualifications set forth at the end of this opinion, it is our opinion that:

Citizens Bank of Macclenny
March 22, 1996
Page
- -------------------------

                 (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, ST-FL is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and ST-Bank is a national banking association, validly existing and in good standing under the laws of the United States. SouthTrust, ST-FL, and ST-Bank have the corporate power and the authority to own or lease all of their properties and assets and to carry on their business as now conducted, and are licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by each or the character or location of the property and assets owned or leased by each makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                 2. SouthTrust, ST-FL, and ST-Bank have in effect all federal, state, local, and foreign governmental, regulatory and other authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the condition of SouthTrust on a consolidated basis.

                 3. The Agreement has been duly and validly authorized by all necessary corporate action on the part of each of SouthTrust, ST-FL and ST-Bank, has been duly and validly executed and delivered by each of SouthTrust, ST-FL and ST-Bank, is the valid and binding obligation of each of SouthTrust, ST-FL and ST-Bank, and is enforceable against each of SouthTrust, ST-FL and ST-Bank in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 4. Neither the execution, delivery or performance of the Agreement nor the consummation of the transactions contemplated thereby will
(a) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust, or the Articles of Incorporation or Bylaws of ST-FL or ST-Bank, (b) to our knowledge and assuming that the Consents referred to in the Agreement are duly obtained, (i) violate, conflict with, result in any breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of SouthTrust, ST-FL or ST-Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust, ST-FL or ST-Bank is a party, or by which either of them or any of their respective properties or assets may be bound or affected, except for any such violations, either individually or in the aggregate as would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis, or (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust, ST-FL or ST-Bank or any of their respective material properties or assets, except for any such violations, either individually or in the aggregate as would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 5. The SouthTrust Shares, when issued pursuant to and in accordance with the Agreement, shall be duly authorized, validly issued, fully paid and nonassessable.

                 The foregoing opinions are limited to the laws of the State of Alabama, the General Corporation Law of the State of Delaware and the United States of America and no opinion is expressed herein with respect to the laws of any other jurisdiction, and further, to the extent that the laws of any other jurisdiction may govern the

Citizens Bank of Macclenny
March 22, 1996
Page
- -------------------------

Agreement, we have assumed, without independent investigation, that such laws are identical in all respects to the laws of the State of Alabama. We express no opinion as to the enforceability of any choice of law provision in any agreement or document, and our opinions herein, insofar as they relate to enforceability, are subject to the consequence of the failure of any party to qualify to do business as a foreign corporation or to comply with other registration or licensing laws applicable to a foreign corporation to the extent that the same may be required under any applicable law.

                 The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by any party other than Citizens, quoted in whole or in part or otherwise referred to, nor may it be filed with any person, except as required by applicable law in order for Citizens to enjoy the benefits of their reliance hereon, without our prior written consent in each instance.


                                        Yours very truly,





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